UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2012

NOVELIS INC.
(Exact name of Registrant as specified in its charter)
Canada 001-32312 98-0442987
(State or other jurisdiction (Commission File Number) (I.R.S. Employer of incorporation) Identification No.)
3560 Lenox Road, Suite 2000, Atlanta, GA 30326 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (404) 760-4000

__________________________________________________Not Applicable_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Senior Secured Term Loan
On October 12, 2012, Novelis Inc. (the “Company”) entered into Amendment No. 2 (“Amendment No. 2”) to the Credit Agreement (the “Credit Agreement”) governing its existing $1.5 billion and incremental $225 million secured term loan credit facility, due March 2017 (collectively referred to as the “Term Loan Facility”). Amendment No. 2 replaces a total net leverage ratio covenant contained in the Credit Facility with a senior secured net leverage covenant that requires the Company to maintain a senior secured net leverage ratio of at least 3.25 to 1.0. The foregoing description of Amendment No. 2 is qualified in its entirety by Amendment No. 2, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.
In addition, on October 12, 2012, the Company borrowed an additional $80 million (the “Incremental Term Loan”) through the Term Loan Facility. The terms and conditions of the Incremental Term Loan, including, among others, the maturity date, interest rate, security, optional redemption provisions, events of default and financial and other covenants, are substantially identical to the terms and conditions of the Term Loan Facility, as amended, as described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 17, 2010 and March 14, 2011.
The Company intends to use the proceeds from the Incremental Term Loan to finance the redemption of all of the $74.0 million outstanding of its 7.25% senior notes due February 2015. The foregoing description of the Incremental Term Loan is qualified in its entirety by the Increase Joinder Agreement dated as of October 12, 2012, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.
Item 8.01. Other Events.
On October 10, 2012, the Company announced that it intends to redeem all of its outstanding 7.25% Senior Notes due 2015 in the outstanding principal amount of $74 million by November 12, 2012. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release dated October 10, 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: October 15, 2012	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
General Counsel, Corporate Secretary and Compliance Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated October 10, 2012.